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                                EXHIBIT 1
                                ---------

                 AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                 --------------------------------------------


Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: January 30, 2002

                      SALOMON SMITH BARNEY INC.



                      By: /s/  Joseph B. Wollard
                         --------------------------------------------
                         Name:   Joseph B. Wollard
                         Title:  Assistant Secretary


                      SALOMON BROTHERS HOLDING COMPANY INC



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary


                      SALOMON SMITH BARNEY HOLDINGS INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:   Joseph B. Wollard
                         Title:  Assistant Secretary